Exhibit 10.16

ORIGINAL

THIRD AMENDMENT TO LEASE

This “Third Amendment to Lease” made and entered into this 5th day of August, 2010, by and between BRANDYWINE OPERATING PARTNERSHIP, L.P., hereinafter referred to as (“Landlord”) and ACCOLADE, INC., a Delaware corporation and successor to Accolade LLC, hereinafter referred to as (“Tenant”).

WHEREAS, Landlord leased certain premises consisting of 8,699 rentable square feet (“RSF”) of space commonly referred to as Suite 100 (“Original Premises”) located at 630 W. Germantown Pike, Plymouth Meeting, Pennsylvania 19462 (“Original Building”), to Tenant pursuant to that certain Lease dated February 22, 2007, as amended by First Amendment to Lease dated July 24, 2008 and as amended by Second Amendment to Lease dated March 3, 2009, hereinafter collectively referred to as “Lease”; and

WHEREAS, the parties wish to relocate Tenant from the Original Premises to the New Premises (defined below) on the terms set forth herein and in the Lease;

NOW, THEREFORE, in consideration of these present and the agreement of each other, Landlord and Tenant agree that the Lease shall be and the same is hereby amended as follows:

1.                                      Incorporation of Recitals. The recitals set forth above, the Lease referred to therein and the exhibits attached hereto are hereby incorporated herein by reference as if set forth in full in the body of this Third Amendment to Lease. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Lease. In the event of any inconsistency or conflict between the terms of the Lease as amended by First Amendment to Lease, Second Amendment to Lease and this Third Amendment to Lease, the terms of this Third Amendment to Lease shall govern.

2.                                      Lease of New Premises.

(a)                                 The Lease is hereby amended to provide that Landlord hereby demises and lets unto Tenant, and Tenant hereby leases and hires from Landlord, that certain space consisting of 22,782 RSF with a Suite Number of 300 (“New Premises”), located on the third floor of 600 W. Germantown Pike, Plymouth Meeting, Pennsylvania 19462 (“New Building”), as shown on Exhibit “A”, attached hereto and made a part hereof. The Term of the Lease for the New Premises shall commence (“New Premises Commencement Date”) on the date which is the earlier of (i) when Tenant, with Landlord’s consent, assumes possession of the New Premises for its Permitted Uses, or (ii) upon Substantial Completion (defined below) of the improvements required to be made by Landlord under Article 3. The New Premises shall be deemed “substantially completed” when the improvements called for by Article 3 have been completed to the extent that the New Premises may be occupied by Tenant for its Permitted Uses, subject only to completion of minor finishing, adjustment of equipment, and other minor construction aspects, and Landlord has procured a temporary or permanent certificate of occupancy permitting the occupancy of the New Premises, if required by law (hereafter, “Substantially Completed” or “Substantial Completion”). Tenant further understands and acknowledges that Tenant’s compliance with the Tele/Data requirements as set forth on Exhibit “B”, attached hereto, is a prerequisite to Substantial Completion of Landlord’s Work. Tenant covenants that it will comply in good faith with the terms of Exhibit “B”. It is the mutual intention of Landlord and Tenant that the New Premises shall be leased to and occupied by Tenant on and subject to all of the terms, covenants and conditions of the Lease except as otherwise expressly provided to the contrary in this Third Amendment to Lease, and to that end, Landlord and Tenant hereby agree that from and after the New Premises Commencement Date, the word “Premises”, as defined in the Lease, shall mean and include only the New Premises and the word “Building”, as defined in the Lease, shall mean and include only the New Building, unless the context otherwise requires. The Term shall expire on the last day of the month which is one hundred and twenty six (126) months from the New Premises Commencement Date (“Term”). The New Premises Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term in the form attached hereto as Exhibit “C”. If Tenant fails to execute or object to the Confirmation of Lease Term within ten (10) business days of its delivery to Tenant, Landlord’s determination of such dates shall be deemed accepted.

(b)                                 On or before fifteen (15) days from the New Premises Commencement Date (“Surrender Date”), Tenant shall surrender the Original Premises in the condition required under the Lease. Upon Tenant’s delivery of the Original Premises to Landlord, Landlord shall release any claims that it may have against Tenant with respect to any matters arising under the Lease relating to the Original Premises other than claims that may hereafter arise for indemnification with respect to injury to persons or property occurring thereon prior to or on the Surrender Date. Effective as of the New Premises Commencement Date, Tenant shall release any claims that it may have against Landlord with respect to any matters arising under the Lease relating to the Original Premises, other than claims that may arise for indemnification with respect to injury to persons or property occurring thereon prior to or on the New Premises Commencement Date.

3.                                      Landlord’s Work.

(a)                                 Landlord, at Landlord’s expense, shall construct the New Premises in substantial conformity with the plan entitled “Option 4”, prepared by Meyer Design and dated June 25, 2010, which is attached hereto, made a part hereof and marked as Exhibit “D” (“Landlord’s Work”). Landlord estimates that Landlord’s Work shall be Substantially Completed on or about November 30, 2010. Landlord’s Work shall be performed in accordance with generally accepted industry standards and in accordance with all applicable laws. Except for Tenant’s Tele/Data requirement, Landlord, at Landlord’s expense, shall obtain all other licenses and permits necessary to perform the Landlord’s Work.

(b)                                 If any material revision or supplement to Landlord’s Work is deemed necessary by Landlord, those revisions and supplements shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld or delayed. Subject to force majeure, if Landlord shall be delayed in such “Substantial Completion” as a result of (i) Tenant’s failure to furnish plans and specifications within the time frame stated by Landlord in its reasonable discretion; (ii) Tenant’s request for materials, finishes or installations other than Landlord’s standard as presented to Tenant in advance; (iii) Tenant’s changes in said plans; (iv) any delay in the performance or completion of any work, labor or services by a party employed by Tenant; (v) Tenant’s failure to approve final plans, working drawings or reflective ceiling plans within the time frame stated by Landlord in its reasonable discretion; or (vi) the rejection by Plymouth Township of Landlord’s permit submission due to any inaccurate information provided by any party employed by Tenant (each, a “Tenant’s Delay”); then the New Premises Commencement Date and the payment of Fixed Rent hereunder shall be accelerated by the number of days of such delay. In the event of a Tenant’s Delay, Landlord shall notify Tenant in writing of its reasonable determination that such Tenant’s Delay has occurred, specifying in such notice the date from which the Tenant’s Delay has occurred, and Landlord and Tenant shall reasonably cooperate to minimize the period of Tenant’s Delay. If any change, revision or supplement to the scope of the Landlord’s Work is requested by Tenant, then such increased costs associated with such change, revision or supplement shall be paid by Tenant upfront and such occurrence shall not change the New Premises Commencement Date and shall not alter Tenant’s obligations under the Lease.

(c)                                  Notwithstanding anything to the contrary stated in Article 2(a) above, the Term shall commence on the date the New Premises would have been delivered to Tenant but for Tenant’s Delay. Landlord’s Work constitutes an Alteration under Article 8 of the Lease.

4.                                      Fixed Rent:

(a)                                 From and after the New Premises Commencement Date, Tenant shall pay to Landlord Fixed Rent for the New Premises as follows:

TIME	PER		MONTHLY	FIXED RENT
PERIOD	RSF		INSTALLMENT	PER PERIOD

New Premises Commencement Date-Month 6	$0.00,	*	$0.00	$0.00

Months 7-18	$16.62,	*	$31,553.07	$378,636.84

Month 19-30	$17.12,	*	$32,502.32	$390,027.84

Months 31-42	$17.62,	*	$33,451.57	$401,418.84

Months 43-54	$18.12,	*	$34,400.82	$412,809.84

Months 55-66	$18.62,	*	$35,350.07	$424,200.84

Months 67-78	$19.12,	*	$36,299.32	$435,591.84

Months 79-90	$19.62,	*	$37,248.57	$446,982.84

Months 91-102	$20.12,	*	$38,197.82	$458,373.84

Months 103-114	$20.62,	*	$39,147.07	$469,764.84

Months 115-126	$21.12,	*	$40,096.32	$481,155.84

*Commencing on the New Premises Commencement Date, Tenant shall also pay electricity/utility charges pursuant to Article 5 of the Lease but based upon Tenant’s Share of the New Building as reflected in Article 5 of this Third Amendment to Lease. Commencing on Month 7 of the Term, Tenant shall pay Additional Rent pursuant to Article 4 of the Lease but based upon Tenant’s Share of the New Building pursuant to Article 5 of this Third Amendment to Lease.

(b)                                 Notwithstanding anything in the Lease to the contrary, Tenant shall pay to Landlord without notice or demand, and without set-off, the annual Fixed Rent payable in the monthly installments of Fixed Rent as set forth above, in advance on the first day of each calendar month during the Term by (i) check sent to Landlord c/o Brandywine Realty Trust, P.O. Box 11951, Newark, NJ 07101-4951 or (ii) wire transfer of immediately available funds to the account at Wachovia Bank, Salem NJ account no. 2030000359075 ABA #031201467; such transfer to be confirmed by Landlord’s accounting department upon written request by Tenant. All payments must include the following information: Building #580 and Lease #   . The Lease number will be provided to Tenant in the Confirmation of Lease Term.

5.                                      Tenant’s Share. From and after the New Premises Commencement Date, Tenant’s Share shall be 25.40%, which is 22,782/89,681.

6.                                      Security Deposit. On or before the New Premises Commencement Date, Tenant shall increase the amount of its Security Deposit currently on hand with Landlord by $170,491.27 for a total Security Deposit amount of $182,331.94. So long as there is no monetary Event of Default by Tenant at any time during the current Term, after each of the first three anniversaries of the New Premises Commencement Date, Landlord shall return to Tenant, in equal amounts, a portion of the Security Deposit so that after the third return of the amounts herein, the Security Deposit held by Landlord shall be in the amount of $45,583.00.

7.                                      Tenant’s Notice Address. Commencing on the New Premises Commencement Date, all notices under the Lease shall be sent to Tenant at the following address:

Accolade, Inc.

600 W. Germantown Pike, Suite 300

Plymouth Meeting, PA 19462

8.                                      Representations: Landlord and Tenant each hereby confirm that (i) the Lease is in full force and effect and Tenant is currently in possession of the Original Premises and (ii) there are no defaults by Landlord or Tenant under the Lease.

9.                                      Brokerage Commission Landlord and Tenant mutually represent and warrant to each other that they have not dealt, and will not deal with any real estate broker or sales representative in connection with this proposed transaction except for Tornetta Realty Corporation. Each party agrees to indemnify, defend and hold harmless the other and their directors, officers and employees from and against all threatened or asserted claims, liabilities, costs and damages (including reasonable attorney’s fees and disbursements) which may occur as a result of a breach of this representation.

10.                               Binding Effect. Except as expressly amended hereby, the Lease remains in full force and effect in accordance with its terms. If any term of the Lease conflicts with any term in this Third Amendment to Lease, the term in the Third Amendment to Lease will control. Tenant specifically acknowledges and agrees that Article 18 of the Lease as amended by Article 9 of the First Amendment to Lease concerning Confession of Judgment is and shall remain in full force and effect in accordance with its terms.

11.                               Early Termination.  Article 9 of the Second Amendment to Lease is hereby replaced with the following:

Tenant shall have the right to terminate the Lease for the New Premises after the eighty fourth (84th) month of the Term, provided Tenant (i) is not then in default nor has ever been in default under the Lease, (ii) gives Landlord not less than twelve (12) months prior written notice, and (iii) pays to Landlord, at the time of said notice, an amount equal to the unamortized cost of this transaction, amortized at 10% interest over the Term of the Lease (“Termination Payment”). Upon the completion of Landlord’s Work and the payment of all invoices related thereto, the unamortized costs of this transaction (brokerage fees and undisputed contractor’s invoices, including specifications and all other documentation provided by any contractor) will be calculated and submitted to Tenant by way of an amortization schedule. Failure to provide written notice and payment within the prescribed time frame will be considered by Landlord, without the necessity of additional notice, as a waiver of this right to terminate. Tenant acknowledges and agrees that the Termination Payment is not a penalty and is fair and reasonable compensation to Landlord for the loss of expected rentals from Tenant over the remainder of the scheduled term.

12.                       Renewal. Article 10 of the Second Amendment to Lease is hereby replaced with the following:

Provided Tenant is not in default at the time of exercise, and Tenant is occupying 100% of the New Premises, and the Lease is in full force and effect, Tenant shall have the right to renew the Lease for two (2) term(s) of five (5) years each beyond the end of the current Term (each, a “Renewal Term”). Tenant shall furnish written notice of intent to renew one (1) year prior to the expiration of the applicable Term, failing which, such renewal right shall be deemed waived; time being of the essence. The terms and conditions of the Lease during each Renewal Term shall remain unchanged, except that the annual Fixed Rent for each Renewal Term shall be 100% of Fair Market Rent (as such term is hereinafter defined). Anything herein contained to the contrary notwithstanding, Tenant shall have no right to renew the Term hereof other than or beyond the two (2) consecutive five (5) year terms hereinabove described. It shall be a condition of each such Renewal Term that Landlord and Tenant shall have executed, not less than nine (9) months prior to the expiration of the then expiring term hereof, an appropriate amendment to the Lease, in form and content satisfactory to each of them, memorializing the extension of the Term hereof for the next ensuing Renewal Term.

For purposes of this Lease, “Fair Market Rent” shall mean the base rent for comparable space. In determining the Fair Market Rent, Landlord. Tenant and any appraiser shall take into account applicable measurement and the loss factors, applicable lengths of lease term, differences in size of the space demised, the location of the Building and comparable buildings, amenities in the Building and comparable buildings, the ages of the Building and comparable buildings, differences in base years or stop amounts for operating expenses and tax escalations and other factors normally taken into account in determining Fair Market Rent. The Fair Market Rent shall reflect the level of improvement made or to be made by Landlord to the space and the Recognized Expenses and Taxes under this Lease. If Landlord and Tenant cannot agree on the Fair Market Rent, the Fair Market Rent shall be established by the following procedure: (1) Tenant and Landlord shall agree on a single MAI certified appraiser who shall have a minimum of ten (10) years experience in real estate leasing in the market in which the New Premises is located, (2) Landlord and Tenant shall each notify the other (but not the appraiser), of its determination of such Fair Market Rent and the reasons therefor, (3) during the next seven (7) days both Landlord and Tenant shall prepare a written critique of the other’s determination and shall deliver it to the other party, (4) on the tenth (10th) day following delivery of the critiques to each other, Landlord’s and Tenant’s determinations and critiques (as originally submitted to the other party, with no modifications whatsoever) shall be submitted to the appraiser, who shall decide whether Landlord’s or Tenant’s determination of Fair Market Rent is more correct. The determinations so chosen shall be the Fair Market Rent. The appraiser shall not be empowered to choose any number other than the Landlord’s or Tenant’s. The fees of the appraiser shall be paid by the non-prevailing party.

13.                               Right of Expansion. Article 11 of the Second Amendment to Lease is hereby replaced with the following:

Subject to (a) Tenant not being in default at the time of exercise; (b) the rights of other tenants within the Building from time to time; and (c) such limitations as are imposed by other tenant leases, Landlord shall, prior to offering such space to any third party, notify Tenant with regard to contiguous space that is or Landlord expects to become vacant and available for lease on the third floor of the New Building, and Landlord shall propose to Tenant the basic economic terms upon which Landlord would be prepared to entertain the negotiation of a new lease or amendment for such space (on fair market terms for the remainder of the Lease Term) whereby the parties would add such space to the description of the New Premises, in either case, for a term which would be coterminous with the Lease unless otherwise specified by Landlord, and which economic terms shall include the estimated date that the space shall be available for delivery, the fixed rent and the tenant allowance (if any) to be furnished to Tenant, whereupon Tenant shall have fifteen (15) days next following Landlord’s delivery of such notice within which to accept such terms, time being of the essence. Should Tenant accept such terms as are specified by Landlord, the parties shall negotiate the terms of a new lease or an amendment to the Lease to memorialize their agreement. In the absence of any further agreement by the parties, such additional space shall be delivered in an “AS -IS” condition, except as expressly agreed by Landlord and Tenant, and subject to Landlord’s representations and warranties in the Lease, and Rent for such additional space shall commence on that date which is the earlier of: (x) Tenant’s occupancy thereof, and (y) five (5) days after Landlord delivers such additional space to Tenant free of other tenants and occupants. If Tenant shall not accept Landlord’s terms within such fifteen (15) day period, or if the parties shall not have executed and delivered a mutually satisfactory new lease or lease amendment within sixty (60) days next following Landlord’s original notice under this Article 13, then Tenant’s right to lease such space shall lapse and terminate, and Landlord may, at its discretion, lease such space on such terms and conditions as Landlord shall determine. Tenant’s rights hereunder shall not include the right to lease less than all of the space identified in Landlord’s notice.

14.                               Portfolio Expansion. Article 12 of the Second Amendment to Lease is hereby replaced with the following:

Tenant may notify Landlord at any time during the Term that Tenant desires to lease additional space within the portfolio of properties owned or controlled by Landlord, Brandywine Realty Trust or any affiliate thereof (“BRT Portfolio”), which additional space must represent an expansion of at least 50% from the New Premises on a square foot basis. Subject to Tenant not then being in default, Landlord shall then notify Tenant with regard to space that is available for lease within the BRT Portfolio that meets the requirements set forth above, if such space is available, and Landlord shall propose the basic economic terms upon which Landlord would be prepared to entertain the negotiation of a new lease for such space. Provided Landlord and Tenant negotiate, execute and deliver a lease in good faith for such space containing terms mutually acceptable to Landlord and Tenant in their sole discretion, Landlord and Tenant shall terminate the Lease and Tenant shall surrender the New Premises upon the commencement date of the new lease.

15.                               Moving Allowance. Landlord shall reimburse Tenant up to the amount of $91,128.00 for expenses relating to Tenant’s move from the Original Premises to the New Premises (“Moving Allowance”). Such Moving Allowance expenses shall include costs for voice/data and cabling installation, the purchase of furniture and the cost of moving professionals. Landlord shall reimburse Tenant up to the Moving Allowance upon the submission by Tenant of paid invoices evidencing such moving expenses. The Moving Allowance shall be paid to Tenant within 30 days of written request by Tenant but not sooner than the New Premises Commencement Date, but in any event shall be requested within six (6) months of the New Premises Commencement Date or forfeited.

16.                               Temporary Space. Prior to the New Premises Commencement Date, Landlord shall make available to Tenant, for Tenant’s exclusive use, temporary premises located in Suite 450 of the New Building, containing approximately 7,835 rentable square feet (“Temporary Space”). Tenant shall have the right to occupy the Temporary Space while the Landlord’s Work is being constructed in the New Premises. Tenant shall not be required to pay Fixed Rent or Additional Rent on the Temporary Space, but shall be required to pay its share of electricity for the Temporary Premises, which is 8.74%, which is 7,835/89,681. Tenant may occupy the Temporary Space as of September 1, 2010 so long as Landlord has secured a use and occupancy permit from Plymouth Township. Prior to Tenant occupying the Temporary Space, Landlord will perform the work to the Temporary Space as outlined on Exhibit “E”, attached hereto and made a part hereof. Tenant shall vacate and surrender the Temporary Space to Landlord in good order and repair subject to force majeure on or before the New Premises Commencement Date. Except as stated to the contrary in this Article 16, Tenant shall occupy the Temporary Space on all of the same terms and conditions as set forth in the Lease.

17.                               Janitorial Services. Landlord shall provide Tenant with janitorial services for the New Premises Monday through Friday of each week in accordance with the guidelines set forth on Exhibit “F.” attached hereto and made a part hereof.

18.                               Rules and Regulations. At all times during the Term, Tenant, its employees, agents, invitees and licenses shall comply with all rules and regulations specified on Exhibit “G”, attached hereto and made a part hereof, together with all reasonable rules and regulations as Landlord may from time to time promulgate provided they do not materially increase the financial burdens of Tenant or take away any rights specifically provided to Tenant in this Lease. In the event of an inconsistency between the rules and regulations and the Lease, the provisions of the Lease shall control.

EXHIBIT “B”

TENANT’S TELE/DATA REQUIREMENTS:

Tenant’s requirements for installing voice and data cabling in commercial offices in Plymouth Township are outlined in detail by the Code Enforcement Office for Plymouth Township. This information is available on-line at www.plymouthtownship.org or by calling the Plymouth Township Code Enforcement Office at 610-277-4104.

Tenant shall provide Landlord with its signed and sealed Tele/Data drawings and a copy of its contract with the Tele/Data vendor retained by Tenant no later than two (2) weeks after signing the Amendment or sooner if mutually agreed by Landlord and Tenant.

EXHIBIT “C”

Tenant: ACCOLADE, INC.

New Premises: Suite 300, 600 W. Germantown Pike, Plymouth Meeting, Pennsylvania 19462

Square Footage of New Premises: 22,782 RSF

CONFIRMATION OF LEASE TERM

THIS MEMORANDUM is made as of the        day of                       , 2010, between BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, with an office at 555 East Lancaster Avenue, Suite 100, Radnor, PA 19087 (“Landlord”) and ACCOLADE, INC., a Delaware corporation (“Tenant”), with a principal place of business at                                                                            , who executed a Third Amendment to Lease dated for reference purposes as of                              , 2010, covering certain premises located at Suite 300, 600 W. Germantown Pike, Plymouth Meeting, Pennsylvania.

All capitalized terms, if not defined herein, shall be defined as they are defined in the Third Amendment to Lease.

1.                                      The Parties to this Memorandum hereby agree that the date of                             , 2010 is the “New Premises Commencement Date” and the date                                 is the expiration date of the Term.

2.                                      Tenant hereby confirms the following:

(a)                                 That it has accepted possession of the New Premises pursuant to the terms of the Third Amendment to Lease;

(b)                                 That any improvements, including any Landlord’s Work required to be furnished according to the Third Amendment to Lease by Landlord have been Substantially Completed;

(c)                                  That Landlord has fulfilled all of its duties of an inducement nature or are otherwise set forth in the Third Amendment to Lease;

(d)                                 That there are no offsets or credits against rentals, and the $182,331.94 Security Deposit has been paid as provided in the Third Amendment to Lease;

(e)                                  That there is no default by Landlord or Tenant under the Lease and the Lease is in full force and effect.

3.                                      Landlord hereby confirms to Tenant that its Building Number is 580 and its Lease Number is                    . This information must accompany each Rent check or wire payment.

4.                                      Tenant’s Notice Address is:

Accolade, Inc.

600 W. Germantown Pike, Suite 300

Plymouth Meeting, PA 19462

Tenant’s Billing Address is:

5.                                      This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

WITNESS:	LANDLORD:
BRANDYWINE OPERATING PARTNERSHIP, L.P.

	By:	Brandywine Realty Trust,
its general partner

By:
Name
Title

ATTEST:	TENANT:
ACCOLADE, INC.

By:
Name:	Name:
Title: Secretary	Title:

EXHIBIT “F”

OFFICE CLEANING SPECIFICATIONS

DAILY

Empty Trash and Recycle

Remove Spots/Spills from Carpet

Remove Visible Debris/Litter from Carpet

Spot Clean Desks and Tables

Straighten Chair – Furniture

Turn Off Lights

WEEKLY

Dust Desks and Computer Monitors

Vacuum Carpet

Clean Wastebaskets

Clean Light Fixtures and Vents

Clean Telephones

Clean Walls, Switch Plates and Baseboards

Dust File Cabinets, Partitions and Bookshelves

Clean Chairs

Clean Doors

Clean Tables

Dust Pictures and Surfaces Over 5’

Dust Window Sills, Ledges and Radiators

Spot Clean Side Light Glass

RESTROOM CLEANING SPECIFICIATIONS

DAILY

Sinks

Floors

Counters

Trash Receptacle

Toilet/Urinals

Dispensers

Door

Spot Clean Walls

Spot Clean Partitions

WEEKLY

Dust Lights

Dust Surfaces Over 5’

Ceiling Vents

Clean Walls

Clean Partitions

FLOOR CARE SPECIFICATIONS

DAILY

Spot Clean Carpet

WEEKLY

Burnish Polished Surfaces

MONTHLY

Machine Scrub Restroom Floors

Scrub and Recoat Copy Room Floors

Scrub and Recoat Kitchenette Floors

ONCE EVERY FOUR MONTHS

Shampoo Conference Room Carpets

YEARLY

Strip and Refinish all vinyl tile

THESE SPECIFICATIONS ARE SUBJECT TO CHANGE WITHOUT

NOTICE.THE COST FOR ANY CLEANING OVER AND ABOVE THE STANDARD CLEANING

SPECIFICATIONS IS TO BE BORNE BY THE TENANT.

EXHIBIT “G”

BUILDING RULES AND REGULATIONS

LAST REVISION: January 1, 2009

Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Project, the operations thereof, the preservation of good order therein and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to Tenant shall be binding upon him, her or it in a like manner as if originally prescribed.

1.                                      Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby and any other part of the Building shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress or egress to and from each tenant’s premises. Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems appropriate.

2.                                      No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. All drapes, or window blinds, must be of a quality, type and design, color and attached in a manner approved by Landlord.

3.                                      No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without prior written consent of Landlord.

4.                                      Restrooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no debris, rubbish, rags or other substances shall be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the tenant who, or whose employees, agents, visitors, clients, or licensees shall have caused same.

5.                                      No tenant, without the prior consent of Landlord, shall mark, paint, drill into, bore, cut or string wires or in any way deface any part of the Premises or the Building of which they form a part except for the reasonable hanging of decorative or instructional materials on the walls of the Premises.

6.                                      Tenants shall not construct or maintain, use or operate in any part of the project any electrical device, wiring or other apparatus in connection with a loud speaker system or other sound/communication system which may be heard outside the Premises. Any such communication system to be installed within the Premises shall require prior written approval of Landlord.

7.                                      No mopeds, skateboards, scooters or other vehicles and no animals, birds or other pets of any kind shall be brought into or kept in or about the Building other than a service animal performing a specified task.

8.                                      No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

9.                                      No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods or property of any kind.

10.                               No tenant, or employees of tenant, shall make any unseemly or disturbing noises or disturb or interfere with the occupants of this or neighboring buildings or residences by voice, musical instrument, radio, talking machines, or in any way. All passage through the Building’s hallways, elevators, and main lobby shall be conducted in a quiet, business-like manner. Skateboarding, rollerblading and rollerskating shall not be permitted in the Building or in the common areas of the Project.

11.                               No tenant shall throw anything out of the doors, windows, or down corridors or stairs of the Building.

12.                               Tenant shall not place, install or operate on the Premises or in any part of the Project, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein (except for coffee machine, microwave oven, toasters and/or vending machine), or place or use in or about the Premises or Project any explosives, gasoline, kerosene oil, acids, caustics or any other flammable, explosive, or hazardous material without prior written consent of Landlord.

13.                               No smoking is permitted in the Building, including but not limited to the Premises, rest rooms, hallways, elevators, stairs, lobby, exit and entrances vestibules, sidewalks, parking lot area except for the designated exterior smoking area. All cigarette ashes and butts are to be deposited in the containers provided for same, and not disposed of on sidewalks, parking lot areas, or toilets within the Building rest rooms.

14.                               Tenants are not to install any additional locks or bolts of any kind upon any door or window of the Building without prior written consent of Landlord. Each tenant must, upon the termination of tenancy, return to the Landlord all keys for the Premises, either furnished to or otherwise procured by such tenant, and all security access cards to the Building.

15.                               All doors to hallways and corridors shall be kept closed during business hours except as they may be used for ingress or egress.

16.                               Tenant shall not use the name of the Building, Project or Landlord in any way in connection with his business except as the address thereof. Landlord shall also have the right to prohibit any advertising by tenant, which, in its sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

17.                               Tenants must be responsible for all security access cards issued to them, and to secure the return of same from any employee terminating employment with them. Lost cards shall cost $35.00 per card to replace. No person/company other than Building tenants and/or their employees may have security access cards unless Landlord grants prior written approval.

18.                               All deliveries by vendors, couriers, clients, employees or visitors to the Building which involve the use of a hand cart, hand truck, or other heavy equipment or device must be made via the Freight Elevator, if such Freight Elevator exists in the Building. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for tenant to the Building. Tenant shall procure and deliver a certificate of insurance from tenant’s movers which certificate shall name Landlord as an additional insured.

19.                               Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material which violates any of these rules and regulations.

20.                               Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service on or to the premises for tenant, to Landlord for Landlord’s approval and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Landlord reserves right to require that all agents of contractors/vendors sign in and out of the Building.

21.                               Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to Landlord’s management or security personnel.

22.                               Landlord may require, at its sole option, all persons entering the Building after 6 PM or before 7 AM, Monday through Friday and at any time on Holidays, Saturdays and Sundays, to register at the time they enter and at the time they leave the Building.

23.                               No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

24.                               No employees or invitees of tenant shall use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during “breaks” or during lunch periods.

25.                               No canvassing, soliciting or peddling is permitted in the Building or its common areas by tenants, their employees, or other persons.

26.                               No mats, trash, or other objects shall be placed in the public corridors, hallways, stairs, or other common areas of the Building.

27.                               Tenant must place all recyclable items of cans, bottles, plastic and office recyclable paper in appropriate containers provided by Landlord in each tenant’s space. Removal of these recyclable items will be by Landlord’s janitorial personnel.

28.                               Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repair of items not maintained by Landlord, Landlord at its sole option, may arrange for the work to be done at tenant’s expense.

29.                               Drapes installed by tenant, which are visible from the exterior of the Building, must be cleaned by Tenant, at its own expense, at least once a year.

30.                               No pictures, signage, advertising, decals, banners, etc. are permitted to be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

31.                               Tenant or tenant’s employees are prohibited at any time from eating or drinking in hallways, elevators, rest rooms, lobby or lobby vestibules.

32.                               Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, agents, invitees or visitors.

33.                               No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, hallways, elevators, lobby or other public portions or facilities of the Building and exterior common areas by other tenants.

34.                               Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements must be submitted in writing to Landlord.

35.                               Tenant agrees that neither tenant nor its agents, employees, licensees or invitees will interfere in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment.

36.                               Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from tenant’s area or common areas of the Project regardless of whether such loss occurs when area is locked against entry or not.

37.                               Landlord will not permit entrance to tenant’s Premises by use of pass key controlled by Landlord, to any person at any time without written permission of tenant, except employees, contractors or service personnel supervised or employed by Landlord.

38.                               Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.

39.                               Tenant and its employees, invitees, agents, etc. shall not enter other separate tenants’ hallways, restrooms or premises unless they have received prior approval from Landlord’s management.

40.                               Tenant shall not use or permit the use of any portion of the Premises for outdoor storage.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

WITNESS:	LANDLORD:
BRANDYWINE OPERATING PARTNERSHIP, L.P.

	By:	Brandywine Realty Trust,
its general partner

/s/ [ILLEGIBLE]	By:	/s/ Daniel Palazzo
	Name	DANIEL PALAZZO
	Title	VICE PRESIDENT-ASSET MANAGER

ATTEST:	TENANT:
ACCOLADE, INC.

	By:	/s/ Thomas K. Spann
Name:	Name:	THOMAS K. SPANN
Title: Secretary	Title:	CEO